EXHIBIT 3.7

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Filed in the office /s/ Ross Miller Secretary of State State of Nevada	Document Number 20070767543-61 Filing Date and Time 11/05/2007 7:58 AM Entity Number C14403-1995
Certificate to Accompany Restated Articles (PURSUANT TO NRS)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                     ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.  Name of Nevada entity as last recorded in this office:

NextPhase Wireless, Inc.

2.  The articles are being ☒ Restated or ☐ Amended and Restated (check only one).  Please entitle your attached articles “Restated” or “Amended and Restated” accordingly.

3.  Indicate what changes have been made by checking the appropriate box.*

☒
No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to executed the certificate by resolution of the board of directors adopted on October 2, 2007.  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐           The entity name has been amended.

☐           The resident agent has been changed.  (attach Certificate of Acceptance from new resident agent)

☐           The purpose of the entity has been amended.

☐           The authorized shares have been amended.

☐           The directors, managers or general partners have been amended.

☐           IRS tax language has been added.

☐           Articles have been amended.

☐           Articles have been deleted.

☐           Other.  The articles or certificate have been amended as follows (provide article numbers, if available):

*  This form is to accompany Restated Articles which contain newly altered or amended articles.  The restated articles must contain all of the requirements as set forth in the statutes for amended or altering the articles or certificates

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                          Nevada Secretary of State AM Restated 2007
                                                                 Revised on 01/01/200

CERTIFICATE OF
RESTATED ARTICLES OF INCORPORATION OF
NEXTPHASE WIRELESS, INC.

The undersigned hereby certifies and declares:

1. That he is the Chairman and Chief Operating Officer of NextPhase Wireless, Inc., a Nevada corporation (the “Corporation”), and that he has been duly authorized by a resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on October 2, 2007, at which meeting a quorum of directors was present and participating, to execute and file this Certificate.

2. That this Certificate and the attached Restated Articles of Incorporation does not alter or amend the Articles of Incorporation of the Corporation and correctly sets forth the text of the Articles of Incorporation as amended through the Effective Date hereof, which Articles of Incorporation as of the Effective Date hereof shall read as set forth in the attachment hereto.

3. That this Certificate and the attached Restated Articles of Incorporation shall be effective as of November 3, 2007 (the “Effective Date”).

IN WITNESS OF THE FOREGOING, the undersigned has executed this Certificate on the date set forth below.

Dated: November 3, 2007

By: /s/ Thomas Hemingway
Thomas Hemingway
Chairman and Chief Operating Officer

RESTATED
ARTICLES OF INCORPORATION
OF
NEXTPHASE WIRELESS, INC.

1.0           NAME

The name of the corporation is NextPhase Wireless, Inc.

2.0           DURATION

The period of duration of the Corporation is perpetual.

3.0           PURPOSES AND POWERS

3.1    PURPOSES

The purposes for which the Corporation is organized are as follows:

3.1.1                      To do everything necessary, proper, advisable, or convenient for the accomplishment of the foregoing purposes, and to do all things incidental to them or connected with them that are not forbidden by the Nevada Private Corporation Act (hereinafter "Act"), by other law, or by these Articles.

3.1.2                      To carry on any other activities and business lawful in Nevada or the United States of America.

3.2           POWERS

The Corporation, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall have the right to and may exercise the following powers:

                                3.2.1                      To have and exercise all powers specified in the Private Corporation Act of Nevada.

3.2.2                      To enter into lawful arrangements for sharing profits, deferring compensation, making and entering into pension plans and the like for its employees;  to enter into reciprocal associations,  joint ventures, partnerships, cooperative associations, limited liability companies and other similar activities.

3.2.3                      To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities.

3.2.4                      Each of the foregoing clauses of this Section shall be construed as independent powers and the matters expressed in each clause shall not, unless otherwise expressly provided, be limited by reference to, or inference from, the terms of any other clause. The enumeration of specific powers shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of these clauses, or the scope of the general powers of the Corporation created by them nor shall the expression of one thing in any of these clauses be deemed to exclude another not expressed, although it be of like nature.

3.2.5                      The corporation shall not engage in the trust, banking, insurance or railroad business.

           3.3           CARRYING OUT OF PURPOSES AND EXERCISE OF POWERS IN ANY JURISDICTION

The Corporation may carry out its purposes and exercise its powers in any state, territory, district, or possession of the United States, or in any foreign country, to the extent that these purposes and powers are not forbidden by the law of the state, territory, district, or possession of the United States, or by the foreign country; and it may limit the purpose or purposes that it proposes to carry out or the powers it proposes to exercise in any application to do business in any state, territory, district, or possession of the United States or foreign country.

3.4           DIRECTION OF PURPOSES AND EXERCISE OF POWERS BY DIRECTORS

The Directors, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall direct the carrying out of the purposes and exercise the powers of the Corporation without previous authorization or subsequent approval by the shareholders of the Corporation.

4.0    SHARES

4.1           NUMBER

4.1.1  The aggregate number of shares of stock which the corporation shall have the authority to issue is thirty million (30,000,000), of which ten million (10,000,000) shares shall be designated as Common Stock, with a par value of $.001, and twenty million (20,000,000) shares shall be designated as Preferred Stock, with a par value of $.001.

4.1.2  The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

              (i) The designation of any series.

              (ii) The number of shares initially constituting any such series.

             (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

             (iv) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

              (v)  Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

(vi) The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

(vii) Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

 (viii) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

 (ix) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

 (x) Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

 (xi) Any other relative rights,  preferences,  qualifications, limitations and restrictions.

4.2   DIVIDENDS

The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of unreserved and unrestricted earned surplus, dividends payable either in cash, in property, or in shares of the Capital Stock. No dividends shall be paid if the source out of which it is proposed to pay the dividend is due to or arises from unrealized appreciation in value or from a revaluation of assets; or if the Corporation is incapable of paying its debts as they become due in the usual course of business.

4.3   CUMULATIVE VOTING; PRE-EMPTIVE RIGHTS

There shall be no cumulative voting for Directors. Pre-emptive rights shall not be granted.

5.0   MINIMUM CAPITAL

The Corporation will not commence business until consideration of the value of at least $1,000 has been received.

6.0   REGULATION OF INTERNAL AFFAIRS

6.1   BYLAWS

The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amends, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act or these Articles.

6.2   TRANSACTIONS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the Director or Directors at the meeting of the Board of Directors of the Corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested Director or Directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. The section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

6.3  INDEMNIFICATION AND RELATED MATTERS

                                6.3.1                      The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding had actual knowledge that his or her conduct was unlawful.

                                6.3.2                      The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership. joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense the court shall deem proper.

                                6.3.3                      To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.3.1 or Section 6.3.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

                                6.3.4                      Any indemnification under Section 6.3.1 or Section 6.3.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.3.1 or Section 6.3.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

6.3.5                       Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in this section upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

6.3.6                       The indemnification provided by this section shall not be deemed exclusive of any other rights to which those identified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and personal representatives of such person.

                                6.3.7                       The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

6.3.8                       A Director shall not be personally liable for breach of fiduciary duty when acting either as a Director or Officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends.

6.4   REMOVAL OF DIRECTORS

Removal shall be governed by the Bylaw provisions and the Act.

6.5   AMENDMENT OF ARTICLES

The Corporation reserves the right to amend the Articles of Incorporation in any manner now or hereafter permitted by the Act.

7.0   REGISTERED AGENT: ADDRESS OF CORPORATION

7.1           The "registered office" of the Corporation shall be 711 South Carson Street, Suite 4, Carson City, Nevada 89701.

7.2           The registered agent of the Corporation shall be Resident Agents of Nevada, Inc., 711 South Carson Street, Suite 4, Carson City, Nevada 89701.

8.0   IDENTITY OF DIRECTOR(S)

The initial Board of Directors (the Directors shall be styled as Directors and not as Trustees) shall be one in number but may be expanded at the formation and organization meeting or by authority of Bylaws. Members of the Board of Directors need not be residents of Nevada. The number of Directors may be changed from time to time by amendment of the Bylaws but no decrease shall have the effect of reducing such number below one or of shortening the term of any incumbent Director. Anything to the contrary notwithstanding, however, the number shall not be less than two it there are only two shareholders of record or one is there is only one shareholder of record. The Board if there are more than two shareholders, shall consist of not less than three nor more than seven members.